AMENDMENT NO. 1
                             PARTICIPATON AGREEMENT

         The Participation Agreement (the "Agreement"), dated October 30, 1997, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, AIM Distributors, Inc., a Delaware Corporation, American Enterprise Life Insurance Company, an Indiana life Insurance Company and American Express Financial Advisors, Inc., is hereby amended as follows:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:


                                                   SCHEDULE A

------------------------------------------ --------------------------------- --------------------------------------
          FUNDS AVAILABLE UNDER                   SEPARATE ACCOUNTS                 CONTRACTS FUNDED BY THE
              THE CONTRACTS                       UTILIZING SOME OR                    SEPARATE ACCOUNTS
                                                   ALL OF THE FUNDS
------------------------------------------ --------------------------------- --------------------------------------
AIM V.I. Capital Appreciation Fund         American Enterprise Variable      o        Flexible Premium Deferred
AIM V.I. Capital Development Fund          Annuity Account                        Variable Annuity Contract Form
AIM V.I. Growth and Income Fund            American Enterprise Variable           Nos. 34560, 43260, 43410,
AIM V.I. International Equity Fund         Life Account                           43431, 44170, 44209 and 44210
AIM V.I. Value Fund                                                               (and any state variations
                                                                                  thereof)
                                                                             o        Flexible Premium Variable
                                                                                  Life Insurance Policy Form No.
                                                                                  37022 (and any state variations
                                                                                  thereof)

------------------------------------------ ---------------------------------

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date: _________________________


                                              AIM VARIABLE INSURANCE FUNDS, INC.


Attest:   _______________________        By:      _____________________________
Name:    Nancy L. Martin                             Name:    Robert H. Graham
Title:   Assistant Secretary                         Title:   President


(SEAL)
                                            AIM DISTRIBUTORS, INC.


Attest:  _______________________            By:      __________________________
Name:    Nancy L. Martin                             Name:    Robert H. Graham
Title:   Assistant Secretary                         Title:   President


(SEAL)

                                   AMERICAN ENTERPRISE LIFE INSURANCE
                                                COMPANY


Attest:  ________________________           By:      __________________________
Name:    Mary Ellyn Minenko                          Name:    James E Choat
Title:   Assistant Secretary                         Title:   President


(SEAL)


                                            AMERICAN EXPRESS FINANCIAL ADVISORS
                                            INC.


Attest:  _________________________          By:   __________________________
Name:    William A. Stoltzmann                    Name:    James E. Choat
Title:   Vice President                           Title:   Senior Vice President


(SEAL)